Exhibit 7.1

Joint Filing Agreement

This will confirm the agreement by and among all of the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) of Rubicon Technologies, Inc., a Delaware corporation (the “Issuer”) and Class V Common Stock, par value $0.0001 per share of the Issuer (“Class V Common Stock”), and such other securities of the Issuer and its affiliates that the undersigned may acquire or dispose of from time to time is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that any amendments to such Statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional join filing agreements.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing Agreement to be duly executed as of August 23, 2022.

RGH, INC.

By:	/s/ Nathaniel Morris
Name:	Nathaniel Morris
Title:	Chief Executive Officer

NATHANIEL MORRIS

By:	/s/ Nathaniel Morris

[Signature Page to Schedule 13D Joint Filing Agreement (RGH and Morris)]

2